Exhibit 10.175

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) made this 11th day of February, 2013, by PFP COLUMBUS II, LLC (“Borrower”), a Delaware limited liability company, having its principal place of business at c/o Glimcher Properties Limited Partnership, 180 East Broad Street, Columbus, Ohio 43215, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, having an address at 730 Third Avenue, New York, New York l0017.

RECITALS:

A.    Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the maximum principal amount of $270,000,000.00.

B.    To evidence the Loan, Borrower executed and delivered to Lender a promissory note (the “Note”), dated the date of this Assignment, in the principal amount of Two Hundred Seventy Million and No/100 Dollars ($270,000,000.00) (that amount or so much as is outstanding from time to time is referred to as the “Principal”), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note, until the Debt (as defined below) has been paid in full, with the balance, if any, of the Debt being due and payable on the Maturity Date.

C. Borrower owns the fee interest in the Land (as defined below) together with the improvements located on the Land.

D.    Borrower’s obligations under the Note are secured among other things by that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”), dated the date of this Assignment, that encumbers the land (the “Land”) described in Exhibit A, the improvements located on the Land and certain other property, rights and interests of Borrower, all as more particularly described in the Mortgage (collectively, the “Property”).

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.    Definitions. Capitalized terms used in this Assignment and not specifically defined in this Assignment are defined in Exhibit B of the Mortgage.

Section 1.2.    Rules of Construction. This Assignment will be interpreted in accordance with the rules of construction set forth in Exhibit C of the Mortgage.

ARTICLE II

GRANTING CLAUSES

Section 2.1.    Assignment.

(a) In consideration of the Debt, Borrower irrevocably, absolutely, presently, unconditionally and not merely as additional security for the payment and performance of the Obligations, sells, assigns, sets over and delivers to Lender the following property, rights, interests and estates now or in the future owned or held by Borrower (collectively, the “Assigned Property”), for Lender’s uses and purposes as set forth in this Assignment, subject to the license granted by Lender to Borrower in this Assignment to collect and receive the Rents until an Event of Default occurs:

(i) all present and future leases, subleases, licenses and other agreements relating to the use and occupancy of the Property including all amendments to the leases, subleases, licenses and other agreements in existence on the date of this Assignment (collectively, the “Leases”);

(ii)    the immediate and continuing right to collect and receive all present and future rents, prepaid rents, percentage, participation or contingent rents, issues, profits, proceeds, parking fees, revenues and other consideration under or in connection with the Leases or otherwise derived from the use and occupancy of the Property, including contributions to expenses by present and future tenants, subtenants, licensees and other occupants of the Property (collectively, the “Tenants”), security deposits (whether in the form of cash deposits, letters of credit or otherwise) and royalties, if any, and all other fees, charges, accounts, accounts receivable or payments paid or payable to or for the benefit of Borrower including liquidated damages following a default under a Lease, any termination, cancellation, modification or other fee or premium payable by a Tenant for any reason; the proceeds of rental insurance and any payments received in any bankruptcy or similar proceeding as described below (collectively, the “Rents”);

(iii) all present and future guarantees or other credit enhancements given to Borrower in connection with any Tenant’s performance under any of the Leases; and

(iv)    all rights or causes of action that Borrower now or hereafter may have against any Tenant.

(b) Borrower further assigns, transfers and sets over to Lender all of Borrower’s right, title and interest in and to all payments and claims and rights to the payment of money at any time arising in connection with any rejection or breach of any of the Leases by a Tenant or trustee of the Tenant under Sections 502(b) or 365 of the Bankruptcy Code, including all rights to recover damages arising out of such breach or rejection, all rights to charges payable by the Tenant or trustee in respect of the leased premises following the entry of an order for relief under the Bankruptcy Code in respect of such lessee and all rentals and other charges outstanding under the Lease as of the date of entry of such order for relief and all payments and all claims and rights to the payment of money in connection with the commencement or continuance of any bankruptcy, insolvency, reorganization, arrangement, dissolution, receivership or similar proceedings or assignment for the benefit of creditors relating to any Tenant.

(c) Lender’s acceptance of this Assignment, with all of the rights, powers, privileges and authority so created, will not, prior to Lender’s entry upon and taking possession of the Property, be deemed to constitute Lender a mortgagee-in-possession, will not obligate Lender to appear in or defend any action or proceeding relating to the Leases or to take any action under this Agreement, to expend any money or incur any expenses under the Leases or this Assignment, to perform or discharge any obligation under the Leases or to assume any obligation for security deposits or other deposits delivered to Borrower by any Tenant and not delivered to Lender and Lender will not be liable for any injury or damage to person or property sustained in or about the Property.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.    Representations, Warranties and Covenants with Respect to Leases.

Subject to Borrower’s disclosures to Lender in the certification of Rent Roll executed by Borrower and delivered to Lender in connection with the closing of the Loan including the Rent Roll attached thereto, or as may be disclosed in any tenant estoppel delivered to Lender in connection with the closing of the Loan:

(a) All of the Leases affecting the Property as of the date of this Assignment (collectively, the “Existing Leases”) are in full force and effect with no defaults or matters that with the passage of time or giving of notice would constitute a default, there are no existing defenses or offsets to the payment of Rent under the Existing Leases; each Existing Lease represents the entire agreement between the parties as to the leasing and to Borrower’s knowledge, all of the Existing Leases are enforceable in accordance with their terms.

(b) Excepting recently signed new Existing Leases with Tenants that have not yet opened as designated on the Rent Roll, each of the Tenants under the Existing Leases is in occupancy, paying Rent, open and conducting business in its respective leased premises and, to Borrower’s knowledge is free from bankruptcy, reorganization or other Proceeding for the relief of debtors under any federal or state insolvency statute.

(c) Borrower has complied with all obligations and satisfied all conditions (including any co-tenancy requirements) under the Existing Leases which Borrower as landlord must have complied with or satisfied on or before the date of this Assignment.

(d) Borrower has not collected and will not collect Rents under the Leases, excluding security deposits, more than one month in advance.

(e) Borrower is the landlord under the Leases, has the authority to assign the Leases and the Rents and there is not and will not be any assignment, pledge or mortgage of the Assigned Property other than this Assignment, except with Lender’s prior consent which may be withheld in Lender’s sole discretion.

(f) None of the Leases contains or will contain, except as may be approved by Lender in writing, which approval may be withheld in Lender’s sole and absolute discretion, an option to purchase any portion of the Property (including rights of first or last offer).

(g) Intentionally omitted.

(h) Intentionally omitted.

(i) Intentionally omitted.

(j) Borrower as landlord does not and, except as may be approved by the Lender, will not have any obligations under the Leases with respect to off-site improvements.

(k) Intentionally omitted.

(l) Intentionally omitted.

(m) Borrower will perform the landlord’s obligations under the Leases and will enforce the terms of the Leases to be performed by the Tenants in a commercially reasonable manner.

(n) Within five (5) business days of the closing of the Loan, Borrower will send notices to the Tenants under all Existing Leases and will notify the Tenants under all Leases executed after the date of this Assignment that:

(i) the Mortgage is in existence;

(ii) the Leases and the Rents have been assigned to Lender; and

(iii) any security deposits made under the Leases have been assigned to Lender.

ARTICLE IV

FUTURE LEASING

Section 4.1. Covenants Regarding Future Leasing.

(a) Borrower will lease the Property in its reasonable discretion and may enter into new leases and may amend, renew or extend Leases without Lender’s prior consent if the following conditions are met:

(i) there is no Event of Default at the time the new lease, amendment, renewal or extension is executed;

(ii) the fixed minimum rent and other economic terms (including free rent periods and other tenant concessions) of each new lease, amendment, renewal or extension are, in Borrower’s reasonable business judgment, at prevailing market terms for similar space in properties comparable to the Property in the same geographic location;

(iii) each new lease is written on a Lender-approved form of lease without material deviation, each renewal or extension is of a Lease written on a Lender-approved form of lease without material deviation and each amendment does not contain terms that represent a material deviation from terms contained in the Lender-approved form of lease or, if not the case, then the new lease, amendment, renewal or extension, as the case may be, is submitted to Lender together with Lender’s form of subordination, non-disturbance and attornment agreement executed by Tenant;

(iv) each new lease: (A) is not for a temporary tenant or a specialty leasing tenant; (B) has a minimum term of three (3) years or, if the new lease (excluding temporary tenants and specialty leasing tenants) has a term of less than three (3) years, then as of the effective date of such lease, the Debt Service Coverage for the Property is greater than 1.25x; (C) is not a “Major Lease”, defined as (x) any lease for 10,000 square feet or more, or (y) any lease that represents five percent (5%) or more of both the gross revenues and the net rentable area of the Improvements; and (D) is not to a major department store tenant;

(v) Lender has not revoked Borrower’s privilege of entering into new leases and amending, renewing or extending Leases without Lender’s consent as provided in Section 4.1(b);

(vi) with respect to any amendment (a) of a Major Lease or (b) of any Lease if, as of the effective date of such amendment, the Debt Service Coverage for the Property has declined below 1.25x, no such lease amendment reduces the initial term of the Lease or any renewal term of the Lease after the renewal has been exercised; and

(vii) with respect to any amendment (a) of a Major Lease or (b) of any Lease if, as of the effective date of such amendment, the Debt Service Coverage for the Property has declined below 1.25x, no such lease amendment reduces the Rent except in connection with an extension or renewal of the Lease that complies with the provisions of this Section.

If the preceding conditions are not met, Borrower may not enter into any new lease or any amendment, renewal or extension of a Lease without Lender’s prior consent.

(b) Upon the occurrence of any of the following and after sixty (60) days’ prior notice to Borrower, Lender may revoke Borrower’s privilege to enter into new leases and to amend, renew and extend Leases without Lender’s prior consent:

(i) intentionally deleted; and

(ii) if the Debt Service Coverage for the Property is less than 1.15x.

(c) Borrower’s privilege to enter into new leases and to amend, renew or extend Leases without Lender’s prior consent automatically terminates upon the occurrence of an Event of Default.

(d) Within thirty (30) business days of the end of each calendar quarter, Borrower will deliver to Lender electronic copies of each new lease and each amendment, renewal or extension of any Lease executed by Borrower and the applicable tenant during such quarter, together with an electronic certification of such documents in the form attached hereto as Exhibit C and a lease accounting profile in form reasonably agreed-to between Borrower and Lender.

(e)    In any case where the written consent or approval of Lender is required for any leasing action by Borrower as provided in Article IV or in Article V of this Assignment, if Lender shall fail to respond to Borrower’s request for such consent or approval within five (5) Business Days of Lender’s receipt of such request accompanied by a term sheet or explanation for such leasing action, Borrower may deliver to Lender a second request for consent stating in bold and capitalized type (in at least 12-point font) that "LENDER’S FAILURE TO RESPOND TO THE ENCLOSED

REQUEST WITHIN TEN (10) BUSINESS DAYS SHALL BE DEEMED LENDER’S APPROVAL". In the event Lender fails to approve or disapprove such leasing action request within ten (10) Business Days after Lender’s receipt of such second request, such request shall be deemed approved.

ARTICLE V

TERMINATION, CANCELLATION OR SURRENDER OF LEASES

Section 5.1. Termination, Cancellation or Surrender of Leases.

(a) Borrower may terminate or cancel any Lease or accept surrender of any leased premises prior to the scheduled expiration date of the Lease in its reasonable discretion and without Lender’s prior consent, if the following conditions are met:

(i) there is no Event of Default at the time of termination, cancellation or surrender;

(ii) the term of the affected Lease will expire within six months, or the tenant is in default under the affected Lease for more than sixty (60) days or Borrower has determined in Borrower’s reasonable business judgment that it is economically beneficial to the Property to terminate or cancel the affected Lease and relet the space taking into account the time and costs associated with reletting the space;

(iii) the affected Lease is one which Borrower had the right to enter into without Lender’s consent pursuant to the provisions of Section 4.1(a)(iv);

(iv) Lender has not revoked Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises as provided in Section 5.1(b); and

(v) the Debt Service Coverage for the Property for the following twelve (12) months shall not be less than 1.15x.

If the preceding conditions are not met, Borrower will not terminate or cancel any Lease or accept surrender of any leased premises prior to the scheduled expiration date of the Lease without Lender’s prior consent.

(b) Upon the occurrence of any of the following and after sixty (60) days’ prior notice to Borrower, Lender may revoke Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises without Lender’s prior consent, as follows:

(i) intentionally deleted; and

(ii) if the Debt Service Coverage for the Property is less than 1.15x.

(c)    Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises without Lender’s prior consent automatically terminates upon the occurrence of an Event of Default.

(d)    Without in any way limiting the requirement of Lender’s prior approval as may be applicable hereunder, in the event of any termination or surrender (or release or discharge of any Tenant) of a Lease, (i) Borrower shall provide Lender written notice thereof within three (3) business days, which notice shall include the amount of any Termination Fee (as hereinafter defined) payable in connection therewith, and (ii) any sums received by Borrower in consideration of such termination or surrender (or release or discharge of any Tenant) (a “Termination Fee”) shall be used by Borrower for the payment of tenant improvement costs and leasing commission to re-let either the applicable vacated space or any other portion of the Property (collectively, the “Improvement Costs”); provided, however, with respect to (x) any single Termination Fee which exceeds $100,000, and (y) each Termination Fee received by Borrower in any given calendar year from and after the date on which Borrower has received Termination Fees in excess of $100,000 in the aggregate during such year (and including the Termination Fee that causes the aggregate annual amount to exceed $100,000), each such Termination Fee shall be delivered to Lender and, provided no Event of Default exists, be held by Lender and made available to Borrower for the payment of Improvement Costs in accordance with Lender’s standard tenant improvement and leasing commission cost disbursement procedures. Any portion of any Termination Fees so held by Lender which are not used to pay Improvement Costs within a reasonable period of time (as determined by Lender) may be applied by Lender to reduce the amount of the Debt (as Lender may determine in its sole discretion), without the payment of any otherwise applicable Prepayment Premium.

ARTICLE VI

REPORTING

Section 6.1.    Reporting.

(a) Contemporaneously with the delivery to Lender of the Annual Financial Statement under the terms of the Mortgage, Borrower will deliver the following:

(i)
The Annual Certification of Rent Roll executed by Borrower, or the manager of the Property, as agent of Borrower, in the form attached hereto in Exhibit B, without any material deviation or exception, unless otherwise approved by Lender.

(ii)    A current rent roll of the Property (the “Rent Roll”), to be attached to the Annual Certification of Rent Roll, which shall include, without limitation all information described in footnote #1 of Exhibit B.

ARTICLE VII

LICENSE TO COLLECT, AND APPLICATION OF, RENTS

Section 7.1.    License to Collect Rents.

(a) Subject to the requirement under the Lock-Box Agreement, if any, that Rents be paid or deposited into any accounts as described in such Lock-Box Agreement, if any, Lender grants to Borrower a license to collect the Rents as they become due under the Leases, receiving and holding the Rents as a trust fund for the benefit of Lender. No Lock Box Agreement shall be required as of the initial closing of the Loan.

(b) Borrower will apply the Rents in the following order of priority (i) the payment of Impositions; (ii) the payment of Insurance Premiums; (iii) the payment of the reasonable and customary costs of operating, maintaining and leasing the Property as required by the Loan Documents (other than fees and commissions payable to Borrower or Borrower’s Affiliates); (iv) the payment of Debt Service Payments and other payments required under the Loan Documents; (v) the payment of reasonable and customary fees and commissions to Borrower and Borrower’s Affiliates in connection with operating, maintaining and leasing the Property; and (vi) maintenance of cash reserves adequate to meet the projected costs of operating, maintaining and leasing the Property from time to time in accordance with its Permitted Use, including projected leasing costs, tenant improvement costs, capital expenditures and reserves for replacements, before using any of the Rents for any other purpose.

(c) If an Event of Default occurs, Borrower’s license to collect the Rents will terminate automatically, without any action required of Lender. If Borrower nevertheless collects any Rents after the license terminates, Borrower nevertheless will hold such Rents as a trust fund for the benefit of Lender and will apply such Rents only to the payments described in clauses (i) - (iv) in the preceding subsection.

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.1. Events of Default. It is an Event of Default under this Assignment if:

(i) Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of five (5) days;

(ii) there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document which is not remedied within thirty (30) days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the thirty (30) day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the thirty (30) day period will be extended for a reasonable period not to exceed one hundred fifty (150) days after the notice to Borrower; or

(iii) an Event of Default occurs under any other Loan Document.

Section 8.2. Remedies. (a) If an Event of Default occurs, Lender may take any of the following actions (the “Assignment Remedies”) without notice to Borrower:

(i) exercise any of the Remedies; and

(ii) directly or through a Receiver or as a mortgagee-in-possession as authorized by the court:

(A) take possession and control of the Property;

(B) manage and operate the Property;

(C) intentionally omitted;

(D) market the Property for sale and sell or otherwise dispose of the Property;

(E) require Borrower to deliver to Lender or the Receiver all security deposits, all books and records relating to the Property and Borrower and all original counterparts of the Leases;

(F) collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including a Receiver’s fee and expenses, any broker’s fees and commissions, and any attorneys’ fees (including expert fees, disbursements and costs) apply the net collections to the operation, management and leasing of the Property and thereafter as provided in the Loan Documents;

(G) make, modify, enforce, terminate or accept surrender of Leases and evict tenants;

(H)appear in and defend any Proceeding brought in connection with the Assigned Property and bring any Proceeding, in the name and on behalf of Borrower, that Lender, in its sole discretion, determines should be brought to protect the Assigned Property or Lender’s interest in the Assigned Property;

(I) perform any act in the place of Borrower that Lender or the Receiver deems necessary to preserve the value, marketability or rentability of the Property, to increase the gross receipts from the Property or to protect Lender’s interest in the Property; and

(J)	take any other action with respect to the
Assigned Property as Lender may deem necessary to preserve or realize upon Lender’s interest in the Assigned Property.

Section 8.3. General Provisions Pertaining to Remedies.

(a) The Assignment Remedies are cumulative and may be pursued concurrently or otherwise, at such time and in such order as Lender may determine in its sole discretion and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

(b) The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender’s rights with respect to the Assignment Remedies.

(c) intentionally omitted.

(d) Lender will not be liable for any act or omission of Lender in connection with the exercise of the Assignment Remedies.

(e) Lender’s right to exercise any Remedy will not be impaired by Lender’s delay in exercising or failure to exercise the Assignment Remedies and will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

(f) If an Event of Default occurs, Lender’s or a Receiver’s payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

(g) Lender’s or a Receiver’s acceptance of partial payment will not extend or affect any grace period or constitute a waiver of a default or Event of Default but will be credited against the unpaid Debt.

(h) If Lender or a Receiver exercises any of the Assignment Remedies, such action will not cure or waive any default, will not waive, modify or affect any notice of default under the Loan Documents and will not invalidate any act done pursuant to a notice of default under the Loan Documents. Once Lender exercises the Assignment Remedies, Lender’s enforcement will continue for so long as Lender elects, notwithstanding that the collection and application of the Rents may have cured the original default. If Lender elects to discontinue the exercise of the Assignment Remedies, the Assignment Remedies may be reasserted at any time and from time to time following a subsequent Event of Default.

(i)    A demand by Lender or the receiver on any Tenant to pay the Rents to Lender or the receiver by reason of an Event of Default will be sufficient notice to the Tenant to make future payments of Rents to Lender or the receiver without the necessity for consent by Borrower.

Section 8.4. Payment of Expenses.

(a) Borrower is obligated to pay all expenses incurred by Lender or the Receiver or that are otherwise payable in connection with this Assignment or the Leases, the Rents or any other Assigned Property, including expenses relating to (i) any Proceeding or other claim asserted against Lender and (ii) the preservation of Lender’s security and the exercise of any Assignment Remedies.

Section 8.5. Duty to Defend. If Lender or any of its trustees, officers, participants, employees or affiliates is a party in any Proceeding relating to this Assignment or the Leases and the Rents, Borrower will defend and hold harmless the party with attorneys and other professionals retained by Borrower and approved by Lender. At its option, Lender may engage its own attorneys and other professionals, at Borrower’s expense, to defend or assist the party. In either event, the Proceeding will be controlled by Lender.

Section 8.6. Attorney-In-Fact. Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions and to execute and record any instruments necessary to effectuate the actions described in this Article, in each instance only at Lender’s election after an Event of Default and only to the extent Borrower has failed to comply with the provisions of this Article . Such appointment is coupled with an interest and is irrevocable so long as any Obligation remains outstanding.

ARTICLE IX

LIMITATION OF LIABILITY

This Assignment is subject to the limitations on liability set forth in the Article of the Mortgage entitled “Limitation of Liability”.

ARTICLE X

MISCELLANEOUS

Section 10.1 Further Assurances. Borrower will execute, acknowledge and deliver to Lender, a Receiver or any other entity Lender designates, any additional or replacement documents and perform any additional actions that Lender or the Receiver determines are reasonably necessary to evidence, perfect or protect Lender’s interest in the Assigned Property or to carry out the intent or facilitate the performance of the provisions of this Assignment.

Section 10.2. Bankruptcy Proceeding Provisions.

(a) If Borrower receives on account of any Proceeding including any Proceeding under the Bankruptcy Code, any sums relating to the breach or rejection of any of the Leases by a Tenant or trustee of such Tenant under Section 365 of the Bankruptcy Code, including all damages arising out of such breach or rejection, all rights to charges payable by the Tenant or trustee in respect of the leased premises following the entry of an order for relief under the Bankruptcy code in respect of the Tenant and all rentals and other charges outstanding under the Lease as of the date of entry of such order for relief, Borrower will promptly deposit such sums in a segregated account (the “Account”) with a depositary and will cause the Account to be designated on the records of the Depositary as collateral for the payment and performance of the Debt. Borrower hereby assigns, transfers and sets over to Lender, and grants to Lender a security interest in, all sums in the Account in consideration of the payment and performance of the Debt. Borrower will not withdraw any sums from or further encumber the Account without the Lender’s prior consent so long as the Debt remains outstanding, provided that if no Event of Default occurs the Account will be released to Borrower free of the lien and security interest granted hereby on the date on which Borrower enters into a new lease of the leased premises with a tenant and on terms and conditions satisfactory to Lender.

(b) Any proof of claim or similar document filed by the Lender in connection with the breach or rejection of any of the Leases by any lessee thereunder or trustee of any such lessee under Section 365 of the Bankruptcy Code, 11 U.S.C. §365, will for the purpose of perfecting the Lender’s rights conferred in Section 2.1 be deemed to constitute a petition by Lender against Borrower for sequestration of rents under the laws of the State or Commonwealth where the Property is located.

Section 10.3. Assignment Terminates Upon Payment in Full. Upon payment and performance in full of the Obligations, this Assignment will terminate, but the affidavit, certificate, letter or statement of any officer of Lender showing any part of the Debt to be unpaid will be and constitute conclusive evidence (to the extent permitted by law) of the validity, effectiveness and continuing force of this Assignment, and any person, firm or corporation, may and is hereby authorized to rely thereon.

Section 10.4. No Further Assignment. Borrower will not, for collateral or security purposes, further assign or otherwise transfer or encumber its interest in the Assigned Property without Lender’s prior consent which may be withheld in Lender’s sole discretion. If Lender consents to any further assignment, transfer or encumbrance of the Assigned Property, it will only do so provided that (i) the subordinate assignment restricts the subordinate assignee from subordinating the Leases to any mortgage or other security instrument held by the subordinate assignee and requires the subordinate assignee to subordinate its interests to any Leases executed after the date of the subordinate assignment; (ii) the subordinate assignment prohibits the subordinate assignee from taking any action that would terminate, modify or amend or could result in the termination, modification or amendment of any of the Leases; and (iii) the subordinate assignee agrees that if it exercises its remedies under its assignment and either it or any party acting on its behalf collects any Rents, such Rents will be deemed collected for the benefit of Lender and held in trust for Lender and upon written demand, the party holding the Rents collected will immediately pay them to Lender. If any subordinate assignment does not contain the foregoing provisions, to the extent permitted by Law, the subordinate assignee will be deemed bound by such provisions as if set forth in the subordinate assignment or any action taken by subordinate assignee that violates the foregoing provisions will be null and void.

Section 10.5. Applicable Law. The Assignment will be governed by and construed in accordance with the Laws of the State or Commonwealth where the Property is located.

Section 10.6. Mortgage Provisions Incorporated. The provisions of the Articles of the Mortgage entitled, “Waivers”, “Notices” and “Miscellaneous” are applicable to this Assignment and are deemed incorporated by reference as if set forth at length.

Section 10.7. Covenants Run with the Land. The terms, covenants, conditions and warranties contained in this Assignment and the powers granted hereby will run with the Land, will inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property, and all subsequent holders of the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Assignment has been duly executed by the Borrower the day and year first above written.
                        BORROWER:

PFP COLUMBUS II, LLC,
a Delaware limited liability company

By:	Glimcher Properties Limited Partnership,
a Delaware limited partnership,
its sole member

By:	Glimcher Properties Corporation,
a Delaware corporation,
its sole general partner

By: /s/ Mark E. Yale
    Name: Mark E. Yale
    Title: Executive Vice President,
Chief Financial Officer and                                         Treasurer
State of Ohio        )

County of Franklin    )
On the 6 day of February, 2013 before me, Janelle R. Courtright, Notary Public, personally appeared Mark E. Yale, Executive Vice President, Chief Financial Officer of Glimcher Properties Corporation, a Delaware corporation, the sole general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, the sole member of PFP Columbus II, LLC, a Delaware limited liability company who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me all that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
/s/ Janelle R. Courtright
                            Notary Public
My commission expires: 6-28-13
Notarial Seal

Exhibit A

LEGAL DESCRIPTION

Exhibit B

ANNUAL
CERTIFICATION OF RENT ROLL

Dated:______________

Teachers Insurance and Annuity Association of America (“Lender”)
730 Third Avenue
New York, NY 10017

Re:     TIAA Authorization. #7346
TIAA Investment ID #000553801
Property located at 1500 Polaris Parkway, Columbus, OH 43240
(the “Property”)
Ladies and Gentlemen:

1. Pursuant to the documents evidencing and securing the captioned loan (the “Loan Documents”), the undersigned certifies to Lender, as follows:

(a) The leases (“Leases”) identified on the rent roll attached as Schedule “A” and made a part of this certification constitute all of the existing leases affecting the Property, excepting temporary tenants or specialty licenses, which are described on Schedule “A-1” attached hereto and made a part hereof, all other information set forth on the attached rent roll is true and correct and to the best knowledge of the undersigned, the only subleases, licenses, temporary occupancy agreements or other agreements (the “Other Agreements”) relating to the use and occupancy of the Property are as follows:

(b) To the best knowledge of the undersigned, there are no persons or entities in occupancy of all or any portion of the Property except pursuant to the Leases and the Other Agreements.

2. With respect to the Leases and except as set forth on Schedule “B” the undersigned further certifies to Lender as follows:

(a) Except for those leases approved by Lender in writing, the Leases executed by Borrower subsequent to the later of the date the Loan closed or the date of last Annual Certification of Rent Roll delivered to Lender (the “New Leases”), did not require Lender’s prior consent because (i) on the date of execution of each New Lease, no Event of Default existed under the Loan Documents; (ii) each New Lease was written on the lease form approved by Lender without material deviation or if non-conforming, was accompanied by a Subordination, Non-Disturbance and Attornment Agreement signed by tenant and on the form approved by Lender without material deviation; (iii) at the time of execution of each New Lease, the New Lease was in Borrower’s reasonable business judgment at prevailing market terms for similar space in properties comparable to the Property in the same geographic market; (iv) each new lease: (A) is not for a temporary tenant or a specialty leasing tenant; (B) has a minimum term of three (3) years or, if the new lease (excluding temporary tenants and specialty leasing tenants) has a term of less than three (3) years, then as of the effective date of such lease, the Debt Service Coverage for the Property is greater than 1.25x; (C) is not a “Major Lease”, defined as (x) any lease for 10,000 square feet or more, or (y) any lease that represents five percent (5%) or more of both the gross revenues and the net rentable area of the Improvements; and (D) is not to a major department store tenant; and (v) each New Lease, as applicable, complies with the conditions set forth in Section 4.1(a) of that certain Assignment of Leases and Rents dated February 11, 2013, by PFP Columbus II, LLC to Lender (the “Assignment”).

(b) Except for those Leases approved by Lender in writing, which Leases are described on Schedule “1” attached hereto and made a part hereof, one of the New Leases contains obligations of Borrower to make any improvements to the Property, including to the respective leased premises, to make any payment or give any credit or allowance to tenants or to pay any leasing commissions arising out of the New Leases, except for such obligations (i) provided for in the Lender-approved form lease; (ii) which Borrower has satisfied prior to the date of this certification; (iii) that will arise prior to commencement or during the first six months of the term of the New Lease; (iv) which specifically exclude Lender or any other purchaser in foreclosure from liability for such obligations; or (v) otherwise comply with the conditions set forth in Section 4.1(a) of the Assignment.

(c) Except for those Leases approved by Lender in writing, which Leases are described on Schedule “2” attached hereto and made a part hereof, none of the New Leases contains an option to purchase all or any portion of or interest in the Property (including rights of first or last offer).

(d) Intentionally omitted.

(e) Intentionally omitted.

(f) Except for those Leases approved by Lender in writing, which Leases are described on Schedule “3” attached hereto and made a part hereof, Borrower has no obligations under the New Leases with respect to off-site improvements.

(g) Except for Tenants in arrears in payment of charges owed Borrower (as landlord) as set forth on Schedule “4” attached hereto and made a part hereof, each of the Leases is in full force and effect with no defaults or matters that with the passage of time or giving of notice would constitute a default, there are no known existing defenses or offsets to the payment of rent; each of the Leases represents the entire agreement between the parties as to the leasing and Borrower has not released, discounted or discharged the tenant from any material obligation under the Lease; and to the best knowledge of the undersigned, all of the Leases are enforceable in accordance with their terms.

(h) Borrower has not modified any of the Leases except as expressly permitted under the Loan Documents.

(i) Each of the tenants under the Leases (excepting for Tenants under New Leases that have not yet taken possession and opened) is in occupancy, paying rent, open and conducting business in its leased premises and, to the best knowledge, of the undersigned is free from pending bankruptcy and from reorganization, except for Tenants in arrears in payment of charges owed Borrower (as landlord) and Tenants listed as being in bankruptcy as set forth on Schedule “4” attached hereto and made a part hereof.
(j) Borrower has not collected rents under the Leases, excluding security deposits, more than one month in advance.

(k) Intentionally omitted.

(l) Borrower has not otherwise assigned the Leases and rents under the Leases and has notified each tenant under the Leases that the Leases and rents have been assigned to Lender.

(m) Borrower has not received any notice of any, and to Borrower’s knowledge there exists no, pending action, suit or proceeding against any tenant that would result in termination of any Lease or removal of the tenant, none of the tenants under the Leases have filed suit against Borrower and, to the actual knowledge of the undersigned, no action, suit or proceeding has been threatened against any tenant that would result in termination of any Lease or the removal of the tenant.

________________________
Name:
Title:

Sworn to and Subscribed
before me this ____ day
of _____, 20_____.

_______________________
Notary Public

Exhibit C

FORM OF ELECTRONIC CERTIFICATION

ELECTRONIC CERTIFICATION

The [DESCRIBE LEASES OR OTHER DOCUMENTS ENTERED INTO DURING THE TIME PERIOD] (collectively, the “Leases”) attached hereto as Exhibit “A” are true, correct and complete copies of the Leases, and the Leases have not been amended, assigned or otherwise modified except as set forth on Exhibit “A”. This certification is made to Teachers Insurance and Annuity Association of America (“Teachers”) in consideration for a loan made by Teachers to the undersigned, with knowledge that Teachers is relying on the truth of the matters set forth herein.

PFP COLUMBUS II, LLC,
a Delaware limited liability company

By:	Glimcher Properties Limited Partnership,
a Delaware limited partnership,
its sole member

By:	Glimcher Properties Corporation,
a Delaware corporation,
its sole general partner

By: _____________________
    Name: Mark E. Yale
    Title: Executive Vice President,
Chief Financial Officer and                                         Treasurer

This Assignment of Leases and Rents Was Prepared By
After Recordation This Mortgage Should Be Returned To:

Margaret Taylor, Esquire
c/o Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017
TIAA Authorization ID # AAA-7346
TIAA Inv. ID # 000553801